EXHIBIT 10.2

SHARE EXCHANGE AGREEMENT AND MUTUAL RELEASE

This Share Exchange and Mutual Release (this “Agreement”) is entered into this 6th day of July, 2021, by Epic Industry Corp, (“EPIC”), a Florida corporation, and BOTS, Inc., (“BOTS”) a Puerto Rico company; collectively referred to as the “Parties” and singularly as a “Party”.

WHEREAS, BOTS owns 500,000 shares of Series B Preferred of Everything Blockchain, Inc., and 200,381 shares of common stock of Everything Blockchain, Inc.,; and,

WHEREAS, EPIC owns 50,000,000 shares of BOTS common stock; and,

WHEREAS, EPIC desires to exchange 50,000,000 shares of BOTS common stock to BOTS in exchange for 125,000 Series A Preferred stock and 100,000 shares of common stock of Everything Blockchain, Inc., owned by BOTS; and,

WHEREAS, BOTS desires to exchange 125,000 Series A Preferred stock and 100,000 shares of common stock of Everything Blockchain, Inc., to EPIC in exchange for 50,000,000 shares of common stock of BOTS owned by EPIC.

NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants set forth in this Agreement, each of the Parties stipulate and agree to exchange shares and settle their differences as follows:

1. The Parties expressly incorporate the Recitals of this Agreement herein as a part hereof.

2. EPIC shall transfer 50,000,000 shares of common stock it owns of BOTS to BOTS.

3. BOTS shall transfer 125,000 shares of Series A Preferred stock and 100,000 shares of common stock it owns of Everything Blockchain, Inc to EPIC.

4. For valuable consideration, the receipt and sufficiency of which is expressly acknowledged, EPIC hereby releases and forever discharges BOTS from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief, whether legal or equitable, arising from the exchange of shares between EPIC and BOTS.

5. For valuable consideration, the receipt and sufficiency of which is expressly acknowledged, BOTS hereby releases and forever discharges EPIC from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief, whether legal or equitable, arising from the exchange of share between EPIC and BOTS.

6. Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by the Party against whom enforcement of such modification is sought.

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7. Each of the Parties agrees not to disclose to or discuss with any person (except as permitted in the next paragraph) the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

8. Each of the Parties agrees that each will not knowingly, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of any Party or any other person or entity released herein, except as may be required by law, court order, government agency request or subpoena, or to defend itself in connection with a legal proceeding. Each of the Parties further agrees that each will not voluntarily participate in, or aid or encourage any other Party in connection with, any lawsuit or proceeding of any kind brought or asserted by any person or entity against a Party or any other person or entity released herein.

9. This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Florida, without reference to its choice of law rules.

10. Any dispute between the Parties pertaining to this Agreement shall be resolved through binding arbitration conducted by the American Arbitration Association under the employment rules then in effect. The parties agree that any arbitration proceeding shall be conducted in Henderson, Nevada and consent to exclusive jurisdiction and venue there. The award of the arbitrator(s) shall be final and binding, and the parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance (a) to compel arbitration, (b) to obtain injunctive relief and interim measures of protection pending arbitration, and (c) to enforce any decision of the arbitrator(s), including but not limited to the final award.

11. This Agreement may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EPIC INDUSTRY CORP

/s/ Michael W Hawkins
By: Michael W Hawkins, Chief Executive Officer

BOTS, INC.

/s/ Paul Rosenberg
By: Paul Rosenberg, Chief Executive Officer

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